UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2019

BioDelivery Sciences International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31361	35-2089858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4131 ParkLake Ave., Suite #225 Raleigh, NC		27612
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 919-582-9050

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001	BDSI	The Nasdaq capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As noted in Item 5.07 below, on July 25, 2019, the stockholders of BioDelivery Sciences International, Inc. (the “Company”) approved an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), from 125,000,000 shares to 175,000,000 shares. A copy of the Certificate of Amendment to the Company’s Certificate of Incorporation reflecting the foregoing amendment filed with the Secretary of the State of Delaware is attached hereto as Exhibit 3.1.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 25, 2019, the Company held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”). Proxies were solicited pursuant to the Company’s definitive proxy statement filed on June 17, 2019, with the Securities and Exchange Commission under Section 14(a) of the Securities Exchange Act of 1934, as amended. The number of shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) entitled to vote at the Annual Meeting was 89,513,533. The number of shares of Common Stock present or represented by valid proxy at the Annual Meeting was 78,073,297, thus establishing a quorum for the Annual Meeting. All matters submitted to a vote of the Company’s stockholders at the Annual Meeting were approved and the director nominees were elected. The voting results reported below are final.

The following is a tabulation of the voting on the proposals presented at the Annual Meeting:

Proposal 1: To elect five directors to the Board, Peter S. Greenleaf (our current Chairman of the Board), Todd C. Davis (a current director), Herm Cukier (our current Chief Executive Officer and a director), Mark A. Sirgo (our current Vice Chairman of the Board) and Kevin Kotler (a current director) as directors to the Board of Directors (the “Board”), each to hold office until the 2020 annual meeting of the Company and until each such director’s successor shall have been duly elected and qualified or until his earlier resignation or removal.

Nominees	For Nominee	Withhold Authority for Nominee	Broker Non-Votes
Peter S. Greenleaf	43,856,317	16,048,286	18,168,694
Todd C. Davis	57,849,996	2,054,607	18,168,694
Herm Cukier	58,448,724	1,455,879	18,168,694
Mark A. Sirgo	55,644,702	4,259,901	18,168,194
Kevin Kotler	55,843,304	4,061,299	18,168,194

Proposal 2: To ratify the appointment by the Audit Committee of the Board of Cherry Bekaert LLP as the Company’s registered public accounting firm for the fiscal year ending December 31, 2019.

Shares Voted For	Shares Against	Shares Abstaining	Broker Non-Votes
75,393,572	1,515,788	1,163,937	—

Proposal 3: To approve the Company’s 2019 Stock Option and Incentive Plan.

Shares Voted For	Shares Against	Shares Abstaining	Broker Non-Votes
48,385,657	10,994,113	524,883	18,168,194

Proposal 4: To conduct a non-binding advisory vote on our 2018 executive compensation.

Shares Voted For	Shares Against	Shares Abstaining	Broker Non-Votes
57,005,934	2,351,764	546,905	18,168,194

Proposal 5: To conduct a non-binding advisory vote on the frequency of future advisory votes on executive compensation.

One Year	Two Years	Three Years	Shares Abstaining	Broker Non-Votes
26,259,069	1,500,312	31,728,825	416,397	18,168,694

Proposal 6: To approve an amendment to the Charter to increase the number of authorized shares of the Company’s Common Stock from 125,000,000 shares to 175,000,000 shares.

Shares Voted For	Shares Against	Shares Abstaining	Broker Non-Votes
71,189,297	6,234,352	649,648	—

Based on the foregoing, Peter S. Greenleaf, Todd C. Davis, Herm Cukier, Mark A. Sirgo and Kevin Kotler were elected as directors each to hold office until the 2020 annual meeting of the Company and until each such director’s successor shall have been duly elected and qualified or until his earlier resignation or removal. Cherry Bekaert LLP was ratified as the Company’s registered public accounting firm for the fiscal year ending December 31, 2019. The Company’s 2019 Stock Option and Incentive Plan was approved. The Company’s 2018 executive compensation was approved. In the Proxy Statement provided to stockholders, the Board recommended that stockholders vote, on a non-binding advisory basis, to hold future non-binding advisory votes on the Company’s executive compensation (“say-on-pay votes”) every three years. The stockholders approved, on a non-binding advisory basis, to hold future say-on-pay votes every three years. After consideration of the voting results and other factors, on July 25, 2019, the Board has determined that the Company will hold a stockholder vote on executive compensation every three years through 2025, when the next stockholder vote on the frequency of say-on-pay votes is required under the Securities Exchange Act of 1934, as amended, or until the Board otherwise determines that a different frequency for such votes is in the best interests of the Company’s stockholders. The amendment to the Company’s Charter described in Proposal 6 was approved.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to the Certificate of Incorporation of BioDelivery Sciences International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 25, 2019	BIODELIVERY SCIENCES INTERNATIONAL, INC.

	By:	/s/ Mary Theresa Coelho
	Name:	Mary Theresa Coelho
	Title:	Chief Financial Officer and Treasurer